           Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and "Financial Information" in the Statement of Additional Information and to the use of our reports dated February 27, 2006 with respect to the consolidated financial statements of IDS Life Insurance Company (name subsequently changed to RiverSource Life Insurance Company) and March 31, 2006 with respect to the financial statements of American Enterprise Variable Life Account (name subsequently changed to RiverSource Variable Life Account) included in the Initial Registration Statement on Form N-6 for the registration of the RiverSource(SM) Signature Variable Universal Life Insurance offered by RiverSource Life Insurance Company.

                                                 /s/ Ernst & Young LLP
                                                 ----------------------------
                                                     Ernst & Young LLP

Minneapolis, Minnesota
January 2, 2007